The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2014 Results

Cincinnati, July 29, 2014 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Second-quarter 2014 net income of $84 million, or 51 cents per share, compared with $110 million, or 66 cents per share, in the second quarter of 2013.

•	$75 million, or 46 cents per share operating income*, compared with $100 million, or 61 cents per share, in the 2013 second quarter.

•
Second-quarter 2014 net income reflected weather effects on property casualty insurance results, including the after-tax impact of a $5 million underwriting loss due to $74 million of natural catastrophe losses with a 45 cent per-share impact. In the comparable period of 2013, we reported $22 million of underwriting profit with a catastrophe impact of $49 million or 30 cents per share.

•	$38.77 book value per share at June 30, 2014, up 4 percent from December 31, 2013.

•	6.6 percent value creation ratio for the first six months of 2014, compared with 6.4 percent for the same period of 2013.

Financial Highlights

(In millions except per share data)	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Revenue Highlights
Earned premiums	$1,059	$954	11	$2,086	$1,885	11
Investment income, pretax	136	131	4	271	259	5
Total revenues	1,214	1,104	10	2,403	2,207	9
Income Statement Data
Net income	$84	$110	(24)	$175	$264	(34)
Net realized investment gains and losses	9	10	(10)	23	36	(36)
Operating income*	$75	$100	(25)	$152	$228	(33)
Per Share Data (diluted)
Net income	$0.51	$0.66	(23)	$1.06	$1.60	(34)
Net realized investment gains and losses	0.05	0.05	0	0.14	0.22	(36)
Operating income*	$0.46	$0.61	(25)	$0.92	$1.38	(33)

Book value				$38.77	$34.83	11
Cash dividend declared	$0.44	$0.4075	8	$0.88	$0.815	8
Weighted average shares outstanding	165.1	165.4	0	165.1	165.2	0

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U. S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 2Q14 Release 1

Insurance Operations Second-Quarter Highlights

•	100.9 percent second-quarter 2014 property casualty combined ratio, increased from 96.4 percent for second-quarter 2013.

•	10 percent growth in second-quarter net written premiums, reflecting higher pricing and planned growth from strategic initiatives.

•
$133 million second-quarter 2014 property casualty new business written premiums, down $6 million. Agencies appointed since the beginning of 2013 contributed $7 million or 5 percent of total second-quarter new business written premiums.

•	6 cents per share contribution from life insurance operating income, down 2 cents from second-quarter 2013.
Investment and Balance Sheet Highlights

•	4 percent or $5 million rise in second-quarter 2014 pretax investment income, with higher stock portfolio dividends and interest income that matched second-quarter 2013.

•	2 percent three-month rise in fair value of invested assets plus cash at June 30, 2014, including a 4 percent increase for the equity portfolio and a 2 percent increase for the bond portfolio.

•	$1.616 billion parent company cash and marketable securities at June 30, 2014, up 5 percent from year-end 2013.

Driving Profits With Proven Investment Approach
Steven J. Johnston, president and chief executive officer, commented: “Investment income continued to be our main source of profits, supported by the growth of dividends from our stock portfolio and interest from our bond portfolio that matched last year’s second-quarter level. Cash and invested assets reached $14.5 billion, reflecting higher valuations and new securities purchased with cash flow from our growing insurance operations. For the first time, total assets exceeded $18 billion at June 30, 2014.”

Looking Beyond Stormy Spring Weather
“While catastrophe losses were milder than usual in last year’s second quarter, the impact this year was in line with our 10-year second-quarter average of 12.7 points. Weather-related natural catastrophes accounted for 11.4 points of our 100.9 percent quarterly combined ratio and 10.2 points of our 100.6 percent six-month combined ratio.

“To evaluate our current progress beyond that seasonality, we look at our core underwriting results as measured by our second-quarter combined ratio before catastrophe losses and before changes in reserve development for prior accident years. At 95.5 percent, that ratio improved 1.8 points over last year’s second quarter. The impact from catastrophe losses offset the benefits in the second-quarter from our ongoing claims and loss control initiatives, even as those initiatives continue to position us to improve profits over time.”

Continuing Steady Growth
“In line with our plans for profitable growth, earned premiums for our consolidated property casualty insurance operations exceeded $1 billion for the first time in any quarter and reached nearly $2 billion in the first six months. A combination of factors led to premium growth in our commercial, personal and excess and surplus lines business for the quarter and the first half: new agency appointments, our continued ability to price with precision and an increase in premiums due to the improving economy and business growth.

“We’re pleased that we’ve been able to grow premiums while continuing to manage expenses. Our underwriting expense ratio continued its favorable trend, improving 1.5 percentage points from the first half of 2013 to 30.9 percent.

“To continue driving progress in the second half of the year, we’ll stay focused on optimizing predictive analytics and streamlining processes to improve our agency and policyholder service. We’ll also move more Target Market programs into our commercial lines policy administration system, making it easier for agents to place these niche accounts with us.”

Building Value for Shareholders
“Our value creation ratio, which considers any change to our book value and the dividends we pay to shareholders, is our main means of evaluating the value we are building as a company over time. The board increased our indicated annual dividend in January, and so far this year our book value has grown 4 percent to $38.77. These actions contribute to our six-month value creation ratio of 6.6 percent – well within reach of our 10 percent or better average annual target for this measure.”

CINF 2Q14 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Earned premiums	$1,006	$910	11	$1,985	$1,799	10
Fee revenues	2	2	0	3	2	50
Total revenues	1,008	912	11	1,988	1,801	10

Loss and loss expenses	707	583	21	1,383	1,107	25
Underwriting expenses	308	295	4	613	582	5
Underwriting (loss) profit	$(7)	$34	nm	$(8)	$112	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	70.2%	64.0%	6.2	69.7%	61.5%	8.2
Underwriting expenses	30.7	32.4	(1.7)	30.9	32.4	(1.5)
Combined ratio	100.9%	96.4%	4.5	100.6%	93.9%	6.7

			% Change			% Change
Agency renewal written premiums	$974	$879	11	$1,930	$1,724	12
Agency new business written premiums	133	139	(4)	256	274	(7)
Other written premiums	(25)	(34)	26	(67)	(44)	(52)
Net written premiums	$1,082	$984	10	$2,119	$1,954	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.8%	64.9%	(0.1)	63.6%	61.5%	2.1
Current accident year catastrophe losses	11.9	9.2	2.7	10.9	5.6	5.3
Prior accident years before catastrophe losses	(6.0)	(9.2)	3.2	(4.1)	(4.8)	0.7
Prior accident years catastrophe losses	(0.5)	(0.9)	0.4	(0.7)	(0.8)	0.1
Loss and loss expense ratio	70.2%	64.0%	6.2	69.7%	61.5%	8.2

Current accident year combined ratio before catastrophe losses	95.5%	97.3%	(1.8)	94.5%	93.9%	0.6

•
$98 million or 10 percent growth of second-quarter 2014 property casualty net written premiums and six-month growth of 8 percent. The increase reflected the effects of initiatives for premium growth and higher pricing.

•
$6 million or 4 percent decrease in second-quarter new business premiums written by agencies, reflecting our disciplined pricing and the effects of our underwriting profitability initiatives, partially offset by positive contributions from new agency appointments and other growth initiatives. Six-month new business premiums decreased $18 million, offsetting a $10 million increase from standard market property casualty production from agencies appointed since the beginning of 2013 and a $7 million increase for excess and surplus lines.

•
1,467 agency relationships in 1,854 reporting locations marketing property casualty insurance products at June 30, 2014, compared with 1,450 agency relationships in 1,823 reporting locations at year-end 2013. Fifty new agency appointments were made during the first six months of 2014.

•	4.5 and 6.7 percentage-point second-quarter and first-half 2014 combined ratio increase, reflecting increases of 3.1 and 5.4 points for losses from natural catastrophes.

•	0.4 and 2.0 percentage-point second-quarter and first-half 2014 increase in the ratio for noncatastrophe weather-related losses.

•
6.5 percentage-point second-quarter 2014 benefit from favorable prior accident year reserve development of $66 million, compared with 10.1 points or $92 million for second-quarter 2013. Six-month 2014 benefit before catastrophe losses of 4.1 points was slightly less than the six-month 2013 benefit of 4.8 points.

•
2.1 percentage-point increase, to 63.6 percent, for the six-month 2014 ratio of current accident year losses and loss expenses before catastrophes, largely due to higher noncatastrophe weather-related losses and a 0.4 point increase in the ratio for current accident year losses of $1 million or more per claim.

•	1.7 and 1.5 percentage-point improvement in the second-quarter and six-month underwriting expense ratios, largely due to higher earned premiums and ongoing expense management efforts.

CINF 2Q14 Release 3

Commercial Lines Insurance Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Earned premiums	$714	$645	11	$1,406	$1,276	10
Fee revenues	1	1	0	2	1	100
Total revenues	715	646	11	1,408	1,277	10

Loss and loss expenses	461	399	16	930	764	22
Underwriting expenses	226	213	6	448	421	6
Underwriting profit	$28	$34	(18)	$30	$92	(67)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	64.5%	61.9%	2.6	66.2%	59.9%	6.3
Underwriting expenses	31.8	33.0	(1.2)	31.9	33.0	(1.1)
Combined ratio	96.3%	94.9%	1.4	98.1%	92.9%	5.2

			% Change			% Change
Agency renewal written premiums	$669	$602	11	$1,382	$1,233	12
Agency new business written premiums	95	100	(5)	185	197	(6)
Other written premiums	(16)	(24)	33	(48)	(24)	(100)
Net written premiums	$748	$678	10	$1,519	$1,406	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	63.4%	64.2%	(0.8)	61.5%	61.4%	0.1
Current accident year catastrophe losses	9.1	7.9	1.2	9.0	4.6	4.4
Prior accident years before catastrophe losses	(7.5)	(9.4)	1.9	(3.8)	(5.3)	1.5
Prior accident years catastrophe losses	(0.5)	(0.8)	0.3	(0.5)	(0.8)	0.3
Loss and loss expense ratio	64.5%	61.9%	2.6	66.2%	59.9%	6.3

Current accident year combined ratio before catastrophe losses	95.2%	97.2%	(2.0)	93.4%	94.4%	(1.0)

•
$70 million or 10 percent increase in second-quarter 2014 commercial lines net written premiums, primarily due to premium growth initiatives and higher pricing. Eight percent increase in six-month net written premiums.

•
$67 million and $149 million rise in second-quarter and six-month renewal written premiums included commercial lines renewal pricing changes, increasing in the second quarter of 2014 on average in the low-single-digit range, in addition to rising insured exposures.

•
$5 million or 5 percent decrease in second-quarter new business written by agencies, including a $3 million decrease for our workers’ compensation line of business. For the six-month period, the $12 million new business decrease included $9 million for workers’ compensation.

•	1.4 and 5.2 percentage-point rise in second-quarter and first-half 2014 combined ratio, reflecting increases of 1.5 and 4.7 points for losses from natural catastrophes.

•	0.4 and 1.7 percentage-point second-quarter and first-half 2014 increase in the ratio for noncatastrophe weather-related losses.

•
8.0 percentage-point second-quarter 2014 benefit from favorable prior accident year reserve development of $57 million, compared with 10.2 points or $66 million for second-quarter 2013. Six-month 2014 benefit before catastrophe losses of 3.8 points was less than the six-month 2013 benefit of 5.3 points.

•
0.1 percentage-point increase, to 61.5 percent, for the six-month 2014 ratio of current accident year losses and loss expenses before catastrophes, largely due to higher noncatastrophe weather-related losses.

CINF 2Q14 Release 4

Personal Lines Insurance Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Earned premiums	$258	$237	9	$512	$468	9
Fee revenues	1	1	0	1	1	0
Total revenues	259	238	9	513	469	9

Loss and loss expenses	227	166	37	415	307	35
Underwriting expenses	72	73	(1)	145	143	1
Underwriting (loss) profit	$(40)	$(1)	nm	$(47)	$19	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	87.7%	69.5%	18.2	81.0%	65.5%	15.5
Underwriting expenses	28.1	30.9	(2.8)	28.4	30.6	(2.2)
Combined ratio	115.8%	100.4%	15.4	109.4%	96.1%	13.3

			% Change			% Change
Agency renewal written premiums	$276	$251	10	$494	$446	11
Agency new business written premiums	24	30	(20)	45	58	(22)
Other written premiums	(6)	(8)	25	(14)	(16)	13
Net written premiums	$294	$273	8	$525	$488	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	67.1%	66.8%	0.3	67.5%	60.9%	6.6
Current accident year catastrophe losses	21.0	13.7	7.3	17.2	9.3	7.9
Prior accident years before catastrophe losses	0.2	(9.9)	10.1	(2.2)	(3.5)	1.3
Prior accident years catastrophe losses	(0.6)	(1.1)	0.5	(1.5)	(1.2)	(0.3)
Loss and loss expense ratio	87.7%	69.5%	18.2	81.0%	65.5%	15.5

Current accident year combined ratio before catastrophe losses	95.2%	97.7%	(2.5)	95.9%	91.5%	4.4

•
$21 million or 8 percent increase in second-quarter 2014 personal lines net written premiums, largely due to higher renewal written premiums that reflect rate increases. Eight percent increase in six-month net written premiums.

•
$6 million or 20 percent decrease in second-quarter new business written by agencies, declining as expected due to underwriting actions such as expanded use of higher deductibles, age of roof limitations and more precise pricing.

•	15.4 and 13.3 percentage-point rise in second-quarter and first-half 2014 combined ratio, in part reflecting increases of 7.8 and 7.6 points for losses from natural catastrophes.

•	0.7 and 2.9 percentage-point second-quarter and first-half 2014 increase in the ratio for noncatastrophe weather-related losses.

•
0.4 percentage-point second-quarter 2014 benefit from favorable prior accident year reserve development of $1 million, compared with 11.0 points or $26 million for second-quarter 2013. Six-month 2014 benefit before catastrophe losses of 2.2 points was less than the six-month 2013 benefit of 3.5 points.

•
6.6 percentage-point increase, to 67.5 percent, for the six-month 2014 ratio of current accident year losses and loss expenses before catastrophes, in part due to higher noncatastrophe weather-related losses.

CINF 2Q14 Release 5

Excess and Surplus Lines Insurance Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Earned premiums	$34	$28	21	$67	$55	22

Loss and loss expenses	19	18	6	38	36	6
Underwriting expenses	10	9	11	20	18	11
Underwriting profit	$5	$1	400	$9	$1	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	57.0%	66.9%	(9.9)	56.8%	66.1%	(9.3)
Underwriting expenses	28.0	31.8	(3.8)	29.1	32.3	(3.2)
Combined ratio	85.0%	98.7%	(13.7)	85.9%	98.4%	(12.5)

			% Change			% Change
Agency renewal written premiums	$29	$26	12	$54	$45	20
Agency new business written premiums	14	9	56	26	19	37
Other written premiums	(3)	(2)	(50)	(5)	(4)	(25)
Net written premiums	$40	$33	21	$75	$60	25

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	75.4%	65.7%	9.7	77.9%	69.6%	8.3
Current accident year catastrophe losses	2.3	0.9	1.4	2.6	0.6	2.0
Prior accident years before catastrophe losses	(21.3)	(0.7)	(20.6)	(24.1)	(4.7)	(19.4)
Prior accident years catastrophe losses	0.6	1.0	(0.4)	0.4	0.6	(0.2)
Loss and loss expense ratio	57.0%	66.9%	(9.9)	56.8%	66.1%	(9.3)

Current accident year combined ratio before catastrophe losses	103.4%	97.5%	5.9	107.0%	101.9%	5.1

•
$7 million or 21 percent growth in second-quarter 2014 excess and surplus lines net written premiums, a growth rate similar to six months at 25 percent. Average renewal pricing increased in the mid-single-digit range during the second quarter.

•
$5 million or 56 percent increase in second-quarter new business written by agencies, rising as expected due in part to a 60 percent increase in excess and surplus lines field marketing representatives since March 31, 2013.

•	13.7 and 12.5 percentage-point improvement in second-quarter and first-half 2014 combined ratio, primarily due to more favorable prior accident year reserve development.

•
20.7 percentage-point second-quarter 2014 benefit from favorable prior accident year reserve development of $8 million, compared with an unfavorable 0.3 points or less than $1 million for second-quarter 2013. Six-month 2014 benefit before catastrophe losses of 24.1 points was more than the six-month 2013 benefit of 4.7 points.

CINF 2Q14 Release 6

Life Insurance Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Term life insurance	$33	$31	6	$65	$60	8
Universal life insurance	12	4	200	20	9	122
Other life insurance, annuity, and disability income products	8	9	(11)	16	17	(6)
Earned premiums	53	44	20	101	86	17
Investment income, net of expenses	37	34	9	72	69	4
Other income	1	1	0	3	2	50
Total revenues, excluding realized investment gains and losses	91	79	15	176	157	12
Contract holders’ benefits incurred	56	48	17	112	92	22
Operating expenses incurred	19	12	58	34	25	36
Total benefits and expenses	75	60	25	146	117	25
Net income before income tax and realized investment gains and losses	16	19	(16)	30	40	(25)
Income tax	6	7	(14)	11	14	(21)
Net income before realized investment gains and losses	$10	$12	(17)	$19	$26	(27)

•
$9 million or 20 percent increase in second-quarter 2014 earned premiums, including a 6 percent increase for term life insurance, our largest life insurance product line. Three- and six-month growth rates for term life insurance were similar. Universal life insurance premiums rose due to unlocking of interest rate assumptions that accelerated amortization of unearned front-end loads, with a corresponding increase to operating expenses as less expenses were deferred to future periods.

•	$21 million in six-month 2014 fixed annuity deposits received, matching the same period of 2013. Cincinnati Life does not offer variable or equity-indexed annuities.

•	$7 million decrease in six-month 2014 profit, due in part to less favorable mortality experience.

•
$68 million or 8 percent six-month 2014 increase to $901 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, largely reflecting an increase in fair value of the fixed-maturity portfolio due to a decrease in interest rates.

CINF 2Q14 Release 7

Investment and Balance Sheet Highlights
Investment Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Total investment income, net of expenses, pretax	$136	$131	4	$271	$259	5
Investment interest credited to contract holders	(20)	(18)	(11)	(41)	(39)	(5)
Realized investment gains and losses summary:
Realized investment gains and losses	17	14	21	41	56	(27)
Change in fair value of securities with embedded derivatives	(3)	—	nm	(4)	1	nm
Other-than-temporary impairment charges	—	—	nm	(1)	(2)	50
Total realized investment gains and losses	14	14	0	36	55	(35)
Investment operations profit	$130	$127	2	$266	$275	(3)

(In millions)	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Investment income:
Interest	$103	$103	0	$207	$205	1
Dividends	34	30	13	66	57	16
Other	1	—	nm	2	1	100
Less investment expenses	2	2	0	4	4	0
Total investment income, net of expenses, pretax	136	131	4	271	259	5
Less income taxes	33	32	3	65	63	3
Total investment income, net of expenses, after-tax	$103	$99	4	$206	$196	5

Effective tax rate	23.8%	24.1%		23.9%	24.2%

Average invested assets plus cash and cash equivalents	$13,743	$12,661		$13,686	$12,451
Average yield pretax	3.96%	4.14%		3.96%	4.16%
Average yield after-tax	3.00	3.13		3.10	3.15

Effective fixed-maturity tax rate	27.1%	27.1%		27.1%	27.0%
Average fixed-maturity at amortized cost	$8,664	$8,376		$8,679	$8,325
Average fixed-maturity yield pretax	4.76%	4.92%		4.77%	4.92%
Average fixed-maturity yield after-tax	3.47	3.59		3.48	3.60

•	4 percent rise in second-quarter 2014 pretax investment income, including 13 percent growth in equity portfolio dividends and interest income that matched the same period a year ago.

•
$235 million or 10 percent second-quarter 2014 net increase in pretax unrealized investment portfolio gains, including a $142 million increase for the equity portfolio. That net increase included the offsetting effect of $20 million of pretax net realized gains from investment portfolio security sales or called bonds during the second quarter of 2014, including $16 million from the equity portfolio.

CINF 2Q14 Release 8

(In millions except share data)	At June 30,	At December 31,
	2014	2013
Balance sheet data:
Invested assets	$14,060	$13,564
Total assets	18,335	17,662
Short-term debt	49	104
Long-term debt	790	790
Shareholders’ equity	6,343	6,070
Book value per share	38.77	37.21
Debt-to-total-capital ratio	11.7%	12.8%

•	$14.522 billion in consolidated cash and invested assets at June 30, 2014, up 4 percent from $13.997 billion at year-end 2013.

•	$9.383 billion bond portfolio at June 30, 2014, with an average rating of A2/A. Fair value increased $203 million or 2 percent during the second quarter of 2014.

•
$4.605 billion equity portfolio was 32.8 percent of invested assets, including $2.023 billion in pretax net unrealized gains at June 30, 2014. $179 million or 4 percent second-quarter 2014 growth in fair value.

•
$4.332 billion of statutory surplus for the property casualty insurance group at June 30, 2014, up $6 million from $4.326 billion at year-end 2013, after declaring $200 million in dividends to the parent company. The ratio of net written premiums to property casualty statutory surplus for the 12 months ended June 30, 2014, was 0.9-to-1, unchanged from year-end 2013.

•
Value creation ratio of 6.6 percent for first six months of 2014 included 2.5 percent from net income before net realized investment gains and 4.2 percent from investment portfolio realized gains and changes in unrealized gains.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                    Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                Fairfield, Ohio 45014-5141

CINF 2Q14 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2013 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 31.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates or assumptions used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

•	Disruption of the insurance market caused by technology innovations, such as driverless cars, that could decrease consumer demand for insurance products

•
Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inablity of our subidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

CINF 2Q14 Release 10

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 2Q14 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			June 30,	December 31,
			2014	2013
Assets
Investments			$14,060	$13,564
Cash and cash equivalents			462	433
Premiums receivable			1,462	1,346
Reinsurance recoverable			526	547
Other assets			1,825	1,772
Total assets			$18,335	$17,662

Liabilities
Insurance reserves			$6,898	$6,701
Unearned premiums			2,110	1,976
Deferred income tax			810	673
Long-term debt and capital lease obligations			831	835
Other liabilities			1,343	1,407
Total liabilities			11,992	11,592

Shareholders’ Equity
Common stock and paid-in capital			1,595	1,588
Retained earnings			4,299	4,268
Accumulated other comprehensive income			1,732	1,504
Treasury stock			(1,283)	(1,290)
Total shareholders’ equity			6,343	6,070
Total liabilities and shareholders’ equity			$18,335	$17,662

(Dollars in millions except per share data)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues
Earned premiums	$1,059	$954	$2,086	$1,885
Investment income, net of expenses	136	131	271	259
Realized investment gains and losses, net	14	14	36	55
Other revenues	5	5	10	8
Total revenues	1,214	1,104	2,403	2,207

Benefits and Expenses
Insurance losses and policyholder benefits	763	631	1,495	1,199
Underwriting, acquisition and insurance expenses	328	307	648	607
Interest expense	13	14	27	27
Other operating expenses	3	4	7	9
Total benefits and expenses	1,107	956	2,177	1,842

Income Before Income Taxes	107	148	226	365

Provision for Income Taxes	23	38	51	101

Net Income	$84	$110	$175	$264

Per Common Share:
Net income—basic	$0.51	$0.67	$1.07	$1.62
Net income—diluted	0.51	0.66	1.06	1.60

CINF 2Q14 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for 2014 reconciliations; prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

CINF 2Q14 Release 13

Cincinnati Financial Corporation
Balance Sheet Reconciliation

(Dollars are per outstanding share)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Value creation ratio:
End of period book value	$38.77	$34.83	$38.77	$34.83
Less beginning of period book value	37.73	35.41	37.21	33.48
Change in book value	1.04	(0.58)	1.56	1.35
Dividend declared to shareholders	0.44	0.4075	0.88	0.815
Total contribution to value creation ratio	$1.48	$(0.1725)	$2.44	$2.165

Contribution to value creation ratio:
From change in book value*	2.7%	(1.6)%	4.2%	4.0%
From dividends declared to shareholders**	1.2	1.2	2.4	2.4
Value creation ratio	3.9%	(0.4)%	6.6%	6.4%

* Change in book value divided by the beginning of period book value
** Dividend declared to shareholders divided by beginning of period book value

Net Income Reconciliation

(In millions except per share data)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income	$84	$110	$175	$264
Net realized investment gains and losses	9	10	23	36
Operating income	75	100	152	228
Less catastrophe losses	(74)	(49)	(131)	(56)
Operating income before catastrophe losses	149	149	283	284
Less non-catastrophe weather losses	(29)	(24)	(69)	(40)
Operating income before catastrophe and non-catastrophe weather losses	$178	$173	$352	$324

Diluted per share data:
Net income	$0.51	$0.66	$1.06	$1.60
Net realized investment gains and losses	0.05	0.05	0.14	0.22
Operating income	0.46	0.61	0.92	1.38
Less catastrophe losses	(0.45)	(0.30)	(0.79)	(0.34)
Operating income before catastrophe losses	0.91	0.91	1.71	1.72
Less non-catastrophe weather losses	(0.18)	(0.14)	(0.42)	(0.24)
Operating income before catastrophe and non-catastrophe weather losses	$1.09	$1.05	$2.13	$1.96

CINF 2Q14 Release 14

Cincinnati Financial Corporation

Property Casualty Reconciliation

(In millions)	Three months ended June 30,
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$1,082	$748	$294	$40
Unearned premiums change	(76)	(34)	(36)	(6)
Earned premiums	$1,006	$714	$258	$34

Statutory ratios:
Statutory combined ratio	99.6%	95.0%	114.3%	86.1%
Contribution from catastrophe losses	11.4	8.6	20.4	2.9
Statutory combined ratio excluding catastrophe losses	88.2%	86.4%	93.9%	83.2%

Commission expense ratio	17.9%	17.7%	17.4%	25.8%
Other expense ratio	11.5	12.8	9.2	3.3
Statutory expense ratio	29.4%	30.5%	26.6%	29.1%

GAAP ratio:
GAAP combined ratio	100.9%	96.3%	115.8%	85.0%
Contribution from catastrophe losses	11.4	8.6	20.4	2.9
Prior accident years before catastrophe losses	(6.0)	(7.5)	0.2	(21.3)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	95.5%	95.2%	95.2%	103.4%

(In millions)	Six months ended June 30,
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$2,119	$1,519	$525	$75
Unearned premiums change	(134)	(113)	(13)	(8)
Earned premiums	$1,985	$1,406	$512	$67

Statutory ratios:
Statutory combined ratio	98.9%	95.7%	109.3%	86.5%
Contribution from catastrophe losses	10.2	8.5	15.7	3.0
Statutory combined ratio excluding catastrophe losses	88.7%	87.2%	93.6%	83.5%

Commission expense ratio	17.8%	17.0%	18.8%	26.1%
Other expense ratio	11.4	12.5	9.5	3.6
Statutory expense ratio	29.2%	29.5%	28.3%	29.7%

GAAP ratio:
GAAP combined ratio	100.6%	98.1%	109.4%	85.9%
Contribution from catastrophe losses	10.2	8.5	15.7	3.0
Prior accident years before catastrophe losses	(4.1)	(3.8)	(2.2)	(24.1)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	94.5%	93.4%	95.9%	107.0%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.

CINF 2Q14 Release 15